                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

           -----------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 8, 2002
         --------------------------------------------------------------

                              HANOVER DIRECT, INC.
         -------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                     1-12082
                       ----------------------------------
                            (COMMISSION FILE NUMBER)

                DELAWARE                                  13-0853260
   -----------------------------------           -----------------------------
      (STATE OR OTHER JURISDICTION                     (I.R.S. EMPLOYER
            OF INCORPORATION)                       IDENTIFICATION NUMBER)

             115 RIVER ROAD
          EDGEWATER, NEW JERSEY                              07020
   -----------------------------------                  --------------
          (ADDRESS OF PRINCIPAL                           (ZIP CODE)
           EXECUTIVE OFFICES)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201) 863-7300
                               -------------------


       ----------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 9.  REGULATION FD DISCLOSURE.

            Hanover Direct, Inc. (the "Company") held a conference call on Friday, November 8, 2002 at 10:00 a.m. Eastern Time to review the Fiscal 2002 third quarter and year-to-date operating results with participants. The following is an unofficial transcript of the conference call:


Operator:        Welcome to the Hanover Direct's Fiscal 2002 Third Quarter
                 Results Conference Call.

                 During the presentation, all participants will be in a listen-only mode. Afterwards we will conduct the question and answer session. At that time, if you have a question, please press the 1 followed by the 4 on your telephone.

                 As a reminder this conference is being recorded Friday, November 8, 2002.

                 I would now like to turn the conference over to Ed Lambert, CFO with Hanover Direct. Please go ahead, sir.

Ed Lambert:      Thank you very much, and good morning. This is Ed Lambert,
                 Chief Financial Officer of Hanover Direct. I'm joined by Tom
                 Shull who is Hanover Direct's Chairman and Chief Executive
                 Officer. And welcome to the Investor Call for Fiscal Year 2002
                 Third Quarter.

                 I would like to first introduce Sarah Hewitt of the firm of Brown Raysman to read the governing language for this call. Sarah?

Sarah Hewitt:    Good morning. In a few minutes Tom Shull, the Company's
                 Chairman and Chief Executive Officer, and Ed Lambert, the
                 Company's Chief Financial Officer, will discuss the Company's third quarter and nine-months fiscal 2002 operating results, and answer any questions you may have.

                 Such discussion, as well as the answers to your questions, may include a number of forward-looking statements. In accordance with the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, please be advised that the Company's actual results could differ materially from these forward-looking statements.

                 Additional information that could cause actual results to differ materially is contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 30, 2002 and June 29, 2002, and the Company's annual report on Form 10-K for the fiscal year ended December 29, 2001. Each is filed with the Securities and Exchange Commission and may be obtained from the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C. and at the regional offices in New York and Chicago, or from the Web site of the SEC located at www.sec.gov, as well as from the offices of the American Stock Exchange here in New York City.

                 Hanover Direct always tries to provide the maximum information possible to its shareholders and the investment public, consistent with its legal obligations. In light of its status as a public company, the need to avoid selective disclosures and SEC restrictions, including regulations such as Regulation FD, Company management does not generally respond to requests for material non-public information. If one of your questions calls for the disclosure of material non-public information, Tom and Ed may not be able to respond to it in this call. We hope you understand.

                 Ed?

Ed Lambert:      Thank you very much, Sarah.  And, again, I'd like to welcome you all.

                 We do intend to issue a Form 8-K with the transcript of this call to detail items covered here, as well as items in this call that may not be listed in the 10-Q, which will be published later today for the third quarter.

                 In the call today, we'd like to cover five points. First, Tom Shull will cover and reflect on the initiative with Amazon that has just started up. I will cover an overview of the third quarter profitability results as well as the sales results. And we'll also give an updated guidance for the rest of this year and give some pertinent indications on our outlook for 2003, which are optimistic. And we'll close with some perspectives from Tom in terms of the strategy and direction of the Company.

                 In all, we're very happy with the results as the third quarter is showing significant improvements over the prior year and reflects the continuing upwards trend which has resulted from the restructuring that has occurred in this Company over the last year and half to two years.

                 With that, let me turn it over to Tom, and why don't you give us an update on the Amazon initiative.

Tom Shull:       Well, as all of you know, we're extremely excited about the potential -- we've talked about this on other calls -- with the major Internet player, and, obviously, Amazon certainly meets that criteria. You know, obviously, we're beginning the partnership with Silhouettes and the two men's brands, those being International Male and Undergear. We are hopeful to add other brands later in the process, and surely that's contemplated. In our contract we'd cover all of our brands.
                 There are meaningful brands with the Amazon partnership, so our expectation certainly is as if we'll - we will continue to expand that relationship with the other brands.

                 The most significant thing for us is the exposure to roughly 30 million Amazon visitors a month. As you know, we have about 5.5 million visitors a month, so literally, you know, it's a five to six times exposure, if you will, on the Internet for our core brands. We're also encouraged in the sense that we are - although, initially, in the case of Silhouettes that we are gold partnership, we have been - performing already in the last six days as the top gold partner, and we have a commitment from Amazon to be elevated to platinum, which will put us on the same playing field as Gap, Nordstrom, and others.

                 So, by the middle of the month, we will be in a platinum status which does give our logo more exposure and, obviously, much greater opportunity to hopefully capture some of those 30 million customers, or I should say, visitors that Amazon has a month.

                 As you well know, what's contemplated here is that the orders that are placed through Amazon will be fulfilled by Hanover Direct, which gives us an opportunity to capitalize on our well-honed fulfillment process through Mike Contino's leadership, Cathy Teixeria and Doug Mitchell who is in Roanoke in particular. You know, we are very pleased with the leadership in our fulfillment process and we are particularly excited about the prospect of being able to again leverage off of that very strong fulfillment platform.

                 Amazon does receive a small percentage of each order, and there are up front fees that are paid, but it's very competitive for us, and certainly, more - each dollar on Amazon will be significantly more profitable than a dollar through our catalog
                 - than a dollar of sales. So it is, you know, very attractive to us not only in terms of, obviously, elevating the top line but also it will be more profitable business for us.

                 It's too early to assess the impact for 2002 or 2003 but we are very optimistic, and, certainly, as we expand the relationship in the other categories with other brands, the opportunity will just be that much better.

                 With that, I'll now ask Ed to talk about our third quarter profitability results and sales.

Ed Lambert:      Very good.  Thank you, Tom.

                 As I said before, we're very pleased that the third quarter profitability results demonstrated the continued improvement in the Company. Third quarter net income was up $2.6 million to a loss of $4.2 million. Third quarter EBITDA was up $1.9 million over the prior year to a loss of $1.4 million. Now the results for the third quarter were less than second quarter, but that's due to a seasonal pattern we have in the Company. The appropriate comparison is versus prior year, where we are up significantly.

                 On a year-to-date basis, net income is a loss of $4.2 million. I should point out that, in comparison against 2001, we had gains on sales of the Improvements division and Kindig

                 Lane last year. If you remove those items and if you're looking on an apples-to-apples basis, the third quarter year-to-date net income has improved by $21.5 million over prior year. Similarly, if you look at EBITDA on an apples-to-apples basis, again, excluding the gains on sale in Improvements and Kindig Lane, EBITDA has improved by $18.3 million. Year-to-date EBITDA on an apples-to-apples basis, we have $5 million of EBITDA year-to-date and a net loss of $4.2 million. Both of those items are ahead of plan.

                 I should also clarify that our year-to-date and third quarter net income numbers are identical -- a loss of $4.2 million -- because we are right at breakeven for the first six months of the year. The profit improvement for both the third quarter and the year-to-date are due to decreases in operating expenses and in selling and G&A expenses. For year-to-date comparison over the prior year, we also have reductions and special charges.

                 It's important to point out that these improvements in profitability have been realized despite the impact of some non-recurring items. You can find more information from the 10-Q that gets published later today. For example, in the third quarter, we have $1.5 million of special charges related to restructuring. $1.1 million of this $1.5 million are increased reserves for the disposal of the Weehawken lease. Overall year-to-date, we have $1.7 million of these special charges. So we've been able to achieve improvements on profitability despite $1.7 million in special charges year-to-date.

                 In addition, within our G&A numbers are significant reserves associated with the Kaul litigation. We have increased reserves year-to-date by $2.8 million. So, again, in the context of prior year, in the context of plan, and in the context of having these one-time charges, we are very pleased with the improvements in profitability over prior years.

                 On a per share basis to common shareholders once one factors in the accretion of value in the Preferred B, the loss of the third quarter is 6 cents per share and for year-to-date 11 cents per share.

                 Now in terms of sales, as we have shared with you before, we have had some downward pressure on sales this year related to the economic climate. For example, year-to-date sales are down 16.7% from the prior year. But, again, if you look on an apples-to-apples basis and exclude the sales of divested divisions in discontinued catalogs, sales are only down 6.5% from the prior year for our year-to-date. And I think that compares very favorably with other catalog operations.

                 In terms of Q3 sales, we were down 9.7% from the prior year; but note that a lot of this decline is due to not only softness in the economy, but also reductions in unprofitable circulation. To just give you an example of that, in the Domestications division where we are decreasing the circulation, circulation was down 5% for the third quarter from the prior year. Year-to-date is down almost 2%. So those are examples of where the sale decreases come from our efforts to prune unprofitable circulation.

                 I'd now like to give you some updated guidance for the rest of fiscal year 2002, as well as an initial outlook for 2003.

                 About a month ago we announced an integration of our TCS and Domestications divisions. We are very pleased by the results of this so far, and we are very optimistic in terms of how this will help the productivity of the combined operations. Obviously, the intent is for these divisions which are in related fields to be much more efficient. As an example, instead of having two different buyers going into the field you can have one buyer going into the field.

                 Now in terms of the impact of that, there is going to be a special charge related to the restructuring in the fourth quarter of as much as $2 million. So up to this point, we've been giving you guidance for the year of $9 million.

                 As a result of the special charge related to the TCS and Domestications restructuring, we're giving guidance that this year our EBITDA will be around $7 million. Now, if the economy provides stronger sales in the fourth quarter and the holiday season, that could improve. We could also be down depending on our sales, but our guidance right now is it's $7 million for the year. But, again, I would note that this is a significant improvement over fiscal year 2001 and significantly even more improvement over fiscal year 2000.

                 Our net income for the year should be at a loss of somewhere around $4 to $6 million. On a sales basis, our earlier guidance for the year was somewhere in the range of $460 to $480 million, while our new forecast for net sales will be around $450 million for the year.

                 In terms of other guidance, just to give you some operational statistics for the year relating to the $450 million in revenues that we anticipate for fiscal 2002: roughly 191 million catalogs that will be mailed for this year, 7.2 million customer service or on-calls have been processed, roughly 6.4 million packages delivered to our customers and we maintain a 36-month file for our customers of about 14.7 million customers. So that gives you an idea of the operational metrics.

                 Now, in terms of 2003, given the results of the restructuring that have occurred so far and realizing the results and benefits of the combination of TCS and Domestications, we are forecasting that next year we will be able to improve EBITDA to around $14 million with a profitable net income figure of $4.1 million for the year. This is based on a sales plan of roughly $470 million for the year, which implies sales growth over what we anticipate for 2002 of around 3%.

                 We are very pleased with the results of the efforts of the restructuring. We have set a good base for anticipated growth for the next year. And based on the results of the restructuring, there will be profitable growth next year and we anticipate posting net income in the positive for next year and beyond.

                 With that overview of financial results, I'd like to turn it back to Tom to give some perspectives in terms of the strategy for the Company going forward.

Tom Shull:       Our over-arching objective, obviously, is to
                 continue to increase value for all shareholders and also to retire the preferred that we are contractually obligated to retire, which, obviously, is a significant issue on our balance sheet.

                 Consistent with that overall objective, we have three major initiatives to our strategy, most of which you've heard before but I want to repeat. I think they're worth repeating.

                 First, we want to continue to drive sales and profit growth through four significant initiatives leveraging cross-channel synergies of catalog, Internet and cable. For example, the Amazon initiative was fully consistent with that and we are looking at other - pursuing other - - affiliate partnerships to acquire new customers and be more cost-effective. Recognizing, again, as you look at the Internet channel, in particular, it is the most profitable for us, so every dollar on the Internet is more valuable to us in sales than catalog sales.

                 We will continue to enhance our brand equity through new merchandising brand extensions -- everything from Baby Gump's to expanding into apparel with our Company Kids brand. Those are the kinds of things that we continue to pursue aggressively, and so far, for the most part, they've been very successful. And, finally, as it relates to driving sales, we want to continue to go after our repeat business, retaining our best customers through loyalty programs and those kinds of offers.

                 Our second major initiative is to continue to strengthen our cost position and profitability. We will, even into next year, look at increasing catalog circulation productively as opposed to, you know, in the past where we increased circulation without really doing, I think, an analysis as we could have in terms of the profitability of that circulation. So as we think about increasing circulation, we're going to be very cautious next year of what we do as it relates to circulation, so it is very profitable.

                 Mike Contino and George Heim continue to improve our IT efficiencies and we expect to see a significant improvement next year. We've already planned for that. And also, Cathy Teixeria, who runs our telemarketing operation, will continue to work on efficiencies there, and we're very, very pleased with what we've been able to achieve across the board in fulfillment in terms of positive variances in our operating performance.

                 And finally, we are going to look for ways to continue to consolidate our distribution facilities. As you know, we are closing our Kindig facility early next year, and we'll be transferring all of that work over to Roanoke. We've done that very successfully in the past and in fact we're quite good at converting from one warehouse to another, so we don't anticipate any kind of issues with that, but we are exploring other consolidation opportunities, as well.

                 And, finally, we are going to, as you all know, focus on the Home Core business. It's clear that the Company Store Group is a formidable competitor now with $300 million in sales. It's really the - we believe the - - destination of choice for our home product both on the Internet and in the catalog, so we're going to continue to really push hard so as to make sure that's the most competitive Home Core business in the market.

                 That does mean, however, that we will be looking for ways to maximize the value of Silhouettes, Gump's and the men's divisions. Once the M&A market recovers, we are likely to continue to explore strategic partners who might be interested in those assets. I have made a commitment to you and to the employees of those divisions. We're not going to sell those for low prices. Our interest is in maximizing value there, and also, ensuring that whoever buys those assets has a long-term commitment to building those brands in the future and being supportive of those divisions.

                 So, that's the guidance that we've been giving to prospective partners. There is some interest in those assets, but I would have to say it's diminished dramatically. Just to give you one very quick anecdote, the M&A business for Goldman Sachs last year was roughly $760 billion; this year it's $280 billion. So it's gone down dramatically. And that's certainly an indicator of what I'm arguing has happened in the M&A environment. So until the M&A environment recovers, I think it's unlikely that we're going to be able to maximize value for any of those non-core assets.

                 That's all of our formal presentation today. It's a little more lengthy, but we've gotten a lot of inquiries about making sure that each of you are fully aware of our strategy. I think this is a good snapshot of exactly what our approach is going not only to the rest of 2002 but going into 2003 and beyond.

                 Thank you very much.

Ed Lambert:      Very good.  Thank you, Tom.  And we look forward to answering questions that we might have on the call. Operator, can we have the first call or question, please?

Operator:        Thank you. Ladies and gentlemen, if you would like to
                 register a question, please press the 1 followed by the 4 on your telephone. You will hear a three-tone prompt to acknowledge your request. If your question has been answered and you would like to withdraw your registration, please press the 1 followed by the 3. If you are using a speakerphone, please lift your handset before entering the request.

                 One moment please for the first question.

                 Our first question comes from the line of David Smith with Smith Capital. Please go ahead with your question.

David Smith:     Good morning.

Ed Lambert:      Good morning, David.

David Smith:     A couple of questions. First of all, you might - could you tell us what the new USA Networks or the Home Shopping announcement - where kind of as it relates to you or what you think of them about them wanting to be more involved in the catalog business after the Improvements business has turned out to be a good business for them?

Tom Shull:       Absolutely.  We continue to have discussions with them.  I don't think that they clarified their strategy -- that's from our point of view -- in terms of what catalogs or directly, what categories of business they want to pursue beyond the Improvements business. They have brought in a number of new merchants and new, as you know, a new president or CEO, I should say, of HSN. And I think it's too early to tell at this point exactly what direction they're going to take. We, obviously, stay in very close touch with them through our Improvements partnership, which, David as you suggested, is doing very, very well. So we think that they're still in a waiting period and I don't anticipate that they would raise any significant possibilities with us until early next year.

David Smith:     Okay. The strategy that seems to me they're taking up is based on the success of Improvements, obviously, the cross marketing through the television, but more importantly it seems to me that their interest is in the tangibles -- as you might call it
                 -- types of products. They're pretty easy to pick, pack and ship and you don't have a lot of detail stuff that goes with it. Is that fair?

Tom Shull:       Yes. And I think it is fair also to say that HSN is certainly consistent with the model that I just outlined in terms of an M&A partner. They would be a good strategic fit. Very successful from, I think, in terms of the partnership as it relates to what we've provided and the backend in terms of the fulfillment services that we've provided.

                 So there certainly are very strong synergies between us and HSN, and we have been very forthcoming in outlining what those synergies are with them. And we think that they're listening, although we do believe at this stage based on the feedback we're getting as they're sort of - still in a little bit of a waiting mode. Waiting to see what happens there.

                 As you know, the HSN business is down right now. And it hasn't been real clear based on whatever I've read, at least in publicly available information, exactly what their strategy is going forward, particularly, in view of the kind of bigger issues that they face with USAI versus just HSN.

David Smith:     So there's a pretty clear pronouncement in that article that it intends to pursue the catalog business and has basically validated their theories.

Tom Shull:       True.  I've just been saying we have not heard any specifics as it relates to that.

David Smith:     All right.  Okay.  And then, the fellow that's running that business, it seems - did he come from Hanover?

Ed Lambert:      You're referring to Ken Ellingsen - he was mentioned in a
                 recent Catalog Age article.

David Smith:     That's correct.

Ed Lambert:      ...yes, he ran the Improvement division for Hanover Direct.

David Smith:     That's right.  Okay, great.  That's what I thought.

Tom Shull:       Bob Rosenblatt who came from Bloomingdale's, who's very, very complimentary of the things that we've done in our partnership.
                 But, you know, we can't predict exactly what their - - what, if any of their, next moves might be.

David Smith:     It looks to me like you've got two books which fit, two books that wouldn't but that's very nice where you have been. Could you tell me what it means to go from golden to platinum with Amazon?

Tom Shull:       I'll have Mike Contino address that.  He's here with us.  And he knows the actual specifics in terms of exactly how it enhances our exposure to the brands and the logos.

Mike Contino:    Yes, David, it's - most of it comes from placement. If you go through - if you look at the site and you come up with the apparel page, you can see the logos on the right hand side above the line, so you don't have to scroll down. It's much more prominent placement. And then on the left navigation bar you will rotate in and out there with a series of pop boxes and, again, just better placement in there.

David Smith:     But what does it take to go from golden to platinum?  You said you started as gold and do
                 you pay him more money, or is it that - your performance, the number of hits? You know, what is the criteria that allowed you in two weeks to go from...

Mike Contino:    David, that's a good question. We actually paid more to be platinum but they have fairly, we believe, fairly - they have their own internal criteria for establishing who would be a platinum and who would be gold. And that's based on who they see is a strong partner and the facts certainly that we are the number one gold performer and made it has facilitated our ability to be elevated to platinum even though we actually paid more for platinum. I think the point is they want their best performing partners to be platinum.

David Smith:     Okay.  You performed a pilot I'm guessing.  What did you do as a gold performer to qualify for platinum?

Mike Contino:    Our sales in the first six days of the beta test were the best in the gold category.

David Smith:     Okay.  That's what I was getting to.  Could you relay kind of what that might be?

Ed Lambert:      No. We really don't want to comment on the level of sales at this point. We're very pleased and optimistic with the results of these sales but I think it's too early to project out in terms of what it might be.

Tom Shull:       David, here is the problem. The problem is they, as you know, promoted the business extensively with a gift coupon and we don't know how that's going to translate to ensure the day-to-day sales when the coupons are no longer being offered.
                 So I hesitate to give you a number now until we have a better handle on exactly what the day-to-day sales are in the absence of a highly promotional effort.

David Smith:     Do you capture the names and ability to cross market the names that come in through the Silhouettes and the IM business?

Tom Shull:       What we do is we, as you know the term, bounce back.  When we send out the package we
                 provide a catalog in the package, so that when they do decide to come back to us as a customer, you know, we encourage them to go to the catalog or directly through our own Internet site.
                 We are prohibited in the partnership from - we don't have access to the customer names. Those are Amazon names or customers until we are successful in either bounce backs or - you know, obviously, theoretically, they could go directly online even though they shopped initially through Amazon. They could go directly to our sites. But we will abide by our commitment to them not to try to get a knowledge of who their customers are. That's not really appropriate for us in our contract.

David Smith:     Oh, you're not able to engage in poaching.

Tom Shull:       Correct.

David Smith:     I have one final question and it's a financial one. Do I
                 understand that the total reserves and restructuring for this year was $4.5 million, which was the $1.7 restructuring and $2.8 in increased reserves for the Kaul litigation?

Ed Lambert:      Well, you'd find the total reserves outlined at the end of the third quarter in the 10-Q published today.

David Smith:     Right.  But then you made another number of $2.8 million.

Ed Lambert:      The $2.8 million, though, is not a special charges item.  As I mentioned, that is in the general administrative expense category, and those are also outlined in the 10-Q with regards to additional reserves taken this year related to the Kaul litigation.

David Smith:     I understand this is not - it was almost taken like a
                 recurring.

Ed Lambert:      The Kaul litigation items are taken as recurring expense in the G&A line. But I just want to call them out as they are called out in the 10-Q.

David Smith:     Okay.  That's what I want to know.  Thank you.  I'll reserve myself later on.

Tom Shull:       Thanks, David.

David Smith:     Thank you.

Operator:        Ladies and gentlemen, as a reminder, to register for a question press the 1, 4.

                 I'm showing no further questions at this time. Please continue.

Ed Lambert:      I'll give it another moment.  If there's any questions we'll be happy to answer them.

                 Okay. Well, thank you very much. I appreciate your participating in today's conference call. We look forward to following up with you again at the beginning of next year in sharing the results of the fiscal year.

                 Thank you very much for your time.

Tom Shull:       Thank you very much.

Ed Lambert:      Thank you, Operator.

Operator:        Thank you.  Ladies and gentlemen, that does conclude the
                 conference call for today. We thank you for yourparticipation and ask that you please disconnect your line.



The conference call ended at 10:30 a.m. Eastern Time.



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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HANOVER DIRECT, INC.
                                        ---------------------------------
                                               (Registrant)

November 12, 2002                       By:    /s/ Edward M. Lambert
                                        ----------------------------------
                                        Name:  Edward M. Lambert
                                        Title: Executive Vice President and
                                               Chief Financial Officer